Exhibit 8.2

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: +1-692-625-3602
RRE Commercial Center	Email: dreeder@ntamar.net
Majuro, MH 96960	r.simpson@simpson.gr

April 19, 2017

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Re: Seaspan Corporation

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), in connection with the Corporation’s registration statement on Form F-3 (Registration No. 333-200639), as amended by Post-Effective Amendment No. 2 filed on the date hereof (such registration statement, as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, relating to the proposed offer and sale of up to 3,833,938 Class A common shares (the “Shares”) that may be sold by or on behalf of certain selling securityholders of the Corporation or their donees, pledgees, transferees or other successors-in-interest.

In connection therewith, we have prepared the discussion regarding Marshall Islands tax considerations set forth in the Registration Statement under the caption “Non-United States Tax Considerations—Marshall Islands Tax Considerations” (the “Discussion”).

Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Discussion (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ Dennis J. Reeder

Dennis J. Reeder
Reeder & Simpson, P.C.